Exhibit 99.1

Conduit Pharmaceuticals to Become a Publicly Traded Company via Merger with Murphy Canyon Acquisition Corp.

San Diego, CA – November 8, 2022 – (NASDAQ: SQFT; SQFTP; SQFTW) Presidio Property Trust, Inc. (“Presidio”), an internally managed, diversified real estate investment trust (“REIT”), announced that Conduit Pharmaceuticals Limited (“Conduit”), a pharmaceutical company led by highly experienced pharma executives established to fund the development of successful deprioritized clinical assets licensed from large pharmaceutical companies through its exclusive relationships, and Murphy Canyon Acquisition Corp. (NASDAQ: MURF or “Murphy”), a blank-check special purpose acquisition company, entered into a definitive business combination agreement (the “Business Combination Agreement”). Murphy is sponsored by Murphy Canyon Acquisition Sponsor, LLC, a wholly owned subsidiary of Presidio Property Trust, Inc.

The business combination transaction is expected to provide Conduit with access to the public equity market, which the parties believe will accelerate development of Conduit’s autoimmune disease and idiopathic male infertility pipeline. Upon the business combination transaction closing, which is expected to occur in the first quarter of 2023, the combined company is expected to be named Conduit Pharmaceuticals Inc., which will continue to operate under the Conduit management team, led by Dr. David Tapolczay, Chief Executive Officer, and Dr. Freda Lewis-Hall, Chair of the Board of Directors. The combined company’s common stock is anticipated to be listed on NASDAQ under ticker symbol “CDT”.

Dr. Freda Lewis-Hall, proposed Chair of the Board of Directors of the combined company, said “We are delighted to partner with Murphy Canyon in this business combination. This merger and entry into the public markets will enable Conduit to escalate development of its pipeline of assets and fulfil our mission to accelerate the development of new treatments for patients in need. We have initially licensed two extremely promising compounds in multiple indications, which in turn will deliver innovative therapies in unmet clinical areas, with an agreed three further assets to be licensed. Over time, we plan to expand our asset pipeline by partnering with further pharmaceutical companies who share our key mission.”

“After evaluating dozens of companies, the Conduit team really impressed us both with their creative development approach and their asset pipeline,” said Jack Heilbron, Chief Executive Officer of both Presidio and of Murphy. “Conduit’s team has an impressive track record of achievement in science, medicine, and industry. Their current assets and pipeline address a wide range of indications, and we believe that those indications are in important markets, full of opportunity. We look forward to seeing Conduit thrive and grow in the public markets.”

Transaction Overview

The combined company is anticipated to have an estimated pro forma enterprise valuation of approximately $700.49 million. Cash proceeds from the transactions contemplated by the Business Combination Agreement (the “Transactions”) are expected to consist of up to approximately $136.04 million of cash held in Murphy’s trust account (before any redemptions by Murphy’s public stockholders and the payment of certain expenses) and approximately $27.00 million attributable to a private investment anchored by new and existing investors of Conduit (the “PIPE Investment”). Proceeds from the PIPE Investment are expected to advance the clinical evaluation of specific activation of Tregs in one of a number of possible autoimmune diseases. The PIPE Investment is expected to close in connection with the business combination and is subject to the satisfaction of other customary closing conditions and a NASDAQ listing. After the closing of the Transactions and assuming no redemptions by Murphy’s public stockholders, existing Conduit shareholders will retain 100% of their equity ownership and will own approximately 76.48% of the pro forma combined company.

The Transactions, which have been unanimously approved by the boards of directors of both Conduit and Murphy, are subject to, among other customary closing conditions, approval by the stockholders of Murphy, and the shareholders of Conduit.

A more detailed description of the transaction terms and a copy of the Business Combination Agreement and the definitive documents governing the PIPE Investment will be included in a current report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Murphy. Murphy also intends to file a registration statement (which will be a combined proxy statement and prospectus) with the SEC in connection with the Transactions.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $136 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Murphy Canyon Acquisition Corp. (“Murphy”), and Conduit Pharmaceuticals Limited (“Conduit”). All statements other than statements of historical facts contained in this press release, including statements regarding Murphy’s or Conduit’s future results of operations and financial position, the amount of cash expected to be available to Conduit after the closing and giving effect to any redemptions by Murphy’s stockholders, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated product candidates, and expected use of proceeds, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Murphy’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Transactions, including due to failure to obtain approval of the stockholders of Murphy or other conditions to closing in the Business Combination Agreement; the inability to obtain or maintain the listing of Murphy’s common stock on NASDAQ following the Transactions; the risk that the Transactions disrupt current plans and operations of Conduit as a result of the announcement and consummation of the Transactions; the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities; costs related to the Transactions; changes in applicable laws or regulations; the possibility that Murphy or Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by Murphy. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Murphy’s and Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law. Presidio, Murphy and Conduit assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Presidio, Murphy nor Conduit gives any assurance that either Murphy or Conduit or the combined company will achieve its expectations.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244